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                                                              Exhibit 99.906.CT

                    CERTIFICATIONS PURSUANT TO SECTION 906
                           OF THE SARBANES-OXLEY ACT

John T. Genoy, President, and Donna M. Handel, Treasurer of SunAmerica Money Market Funds, Inc. (the "registrant"), each certify to the best of his or her knowledge that:

1. The attached Form N-CSR report of the registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the registrant as of, and for, the periods presented in the report.

Dated: February 16, 2011

/s/ John T. Genoy
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John T. Genoy
President

/s/ Donna M. Handel
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Donna M. Handel
Treasurer